UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SINOHUB, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0438200
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Blvd. Technology Park, Nanshan District Shenzhen, People’s Republic of China	518057
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed to change the registration of the common stock, par value $0.001 per share (the “Common Stock”), of SinoHub, Inc., a Delaware corporation (the “Company”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Stock on the NYSE Amex LLC (the “NYSE Amex”). The Common Stock is currently listed for quotation on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “SIHI”.  The Company anticipates that the listing of the Common Stock on the OTCBB will be terminated following the closing of trading on the OTCBB on August 6, 2009 and will commence trading on the NYSE Amex at the opening of trading on the NYSE Amex on August 7, 2009 under the symbol “SIHI”.

Item 1.   Description of Registrant’s Securities to be Registered.

The information required by this item is contained in the section entitled “Description of Securities-Common Stock” in Amendment No. 6 to the Company’s Registration Statement on Form S-1, Registration No. 333-154731, as filed with the Securities and Exchange Commission on May 11, 2009.  This information is incorporated herein by reference.

Item 2.   Exhibits.

2.1
Agreement and Plan of Merger by and among Liberty Alliance, Inc., a Delaware corporation, SinoHub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of Liberty Alliance, Inc., dated May 12, 2008 (includes registration rights for the holders of shares subject to a lock-up). (1)

3.1	Amendment and Amended and Restated Certificate of Incorporation (2)
3.2	Amended and Restated By-Laws, as amended by Amendment No. 1 (3)
4.1	Form of Common Stock Certificate

(1)	Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 15, 2008 and incorporated herein by reference.
(2)
Filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-154731, as filed with the Securities and Exchange Commission on October 24, 2008 and incorporated herein by reference.

(3)
Filed as Exhibit 3.3.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, Registration No. 333-154731, as filed with the Securities and Exchange Commission on April 14, 2009 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SINOHUB, INC.

Date: August 3, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

2